                                                                   Exhibit 10.10

                           ASSET PURCHASE AGREEMENT

                         CAPITAL PAY PHONE GROUP, LLC
                                       &
                         TELALEASING ENTERPRISES, INC.

     THIS ASSET PURCHASE AGREEMENT ("Agreement") is effective on the first day of January, 1996, by and between Capital Payphones Group LLC, a North Carolina Limited Liability Company (hereinafter referred to as "Capital" or "Seller") and Telaleasing Enterprises, Inc. (hereinafter referred to as "Telaleasing," "TEI," "Purchaser" or "Buyer").

                             W I T N E S S E T H,
                             -------------------

     WHEREAS, the Seller owns and operates pay telephones and related service facilities pursuant to agreements which are sometimes styled "Public Communication Location Agreements," "Public Telephone Equipment and Service Contracts," "Paytelephone Agreements," Coin Operated Telephone Equipment and Service Contracts," "Contracts," "Payphone Location Agreements," "Royalty Agreements," "Vending Agreements," "Leases," or other similar names and all of which hereinafter are called "Location Agreements"; and

     WHEREAS, Capital is a North Carolina Limited Liability Company owned 100% by Richard Sheridan, George Richards, Ben Bidini, Kevin O'Connel and Melicue Metts. The designated Managers of Capital under the laws of South Carolina are George Richards and Richard Sheridan either one of whom alone is authorized to act as agent for Capital in this transaction.

     WHEREAS, Purchaser is an Illinois Corporation, solely owned by Davel Communications Group, Inc. ("Davel").

     WHEREAS, Purchaser is in the business of owning and operating pay telephones and providing associated services; and

     WHEREAS, Seller and Davel Communications Group, Inc. entered into a Letter of Intent dated December 19, 1995 which Letter was assigned to Davel's wholly owned subsidiary, Telaleasing Enterprises, Inc. Said Letter of Intent contemplates the transaction memorialized by this Agreement. Any rights, duties and obligations of Davel, Telaleasing or Capital created by, or arising out of, said Letter of Intent are terminated and void as of the date of this Agreement. This Agreement shall be the sole expression of the intent of the parties, their rights duties and obligations with respect to all matters arising out of the transaction contemplated by either the Letter of Intent or this Agreement.

     WHEREAS, subject to the terms and conditions hereinafter set forth, the Seller desires to sell, and the Purchaser desires to purchase 103 installed pay telephones from Seller together with associated Location Agreements, equipment, contracts and inventory.

     NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

     1.   ASSETS TO BE PURCHASED.
          ----------------------

          Subject to the terms and conditions set forth herein, Purchaser agrees to purchase and acquire from the Seller, and the Seller agrees to sell, transfer, assign and convey to the Purchaser, free and clear of any and all liens and encumbrances (excepting obligations imposed by the Location Agreements which shall be assumed by Purchaser), 103 installed pay telephones located in North Carolina (all of said units are hereinafter referred to as "Installed Pay Telephones"), certain uninstalled, complete pay telephone sets, associated enclosures, equipment, inventory, tools, parts, supplies, associated Location Agreements and all assets and records related to the operation of the Installed Pay Telephones. All of said assets, including the Installed Pay telephones, may be collectively referred to herein as the "Assets" and are more fully described below. No liabilities are assumed by the Purchaser except as explicitly described in this Agreement. The Assets include, but are not limited to, the following:

     (a) Installed Pay Telephones and Equipment. All equipment, communications equipment, pay telephones, enclosures, masts, cables, wiring, electrical wiring, conduit, slabs and related property used in connection with, or located at, all of Seller's Installed Pay telephones, a true and correct list of which is attached hereto as Exhibit 1-a.

     (b) Location Agreements. All Location Agreements associated with the Installed Pay telephones. All rights, duties, obligations and liabilities arising out of the Location Agreements and attributable to periods prior to "Closing" (as hereinafter defined) shall be retained by Seller and all such rights, duties, obligations and liabilities attributable to periods after Closing shall be assumed by and be the property of the Purchaser. A few Location Agreements may not be memorialized by a writing but are nonetheless assigned by this Agreement. All written Location Agreements are listed in Exhibit 1-b true and exact copies of all such Location Agreements are attached to Exhibit 1(b).

     (c)  Inventory. Inventory as more fully described in Exhibit 1-c.

     (d) Tools and Equipment. Tools, furnishings and equipment, if any, used in the installation, maintenance and operation of the pay telephones as more fully described in Exhibit 1-d.

     (e) Business Records. All business records and copies of financial records pertaining to the Assets and the operation of the Assets, including, without limitation, the following: sales records; customer lists; correspondence with customers; agency letters; correspondence and agreements with local exchange carriers, interexchange carriers, and alternate operator services, including bills and commission statements; records pertaining to suppliers; insurance policies; insurance policy data; service records; advertising materials; computer access codes and passwords. Seller will cooperate in providing such records in a format and media convenient to Buyer. Seller may retain copies of any such records.

     (f) Warranties and Licenses. All warranties and licenses and patents, if any, relating to any of the Assets including, but not limited to, computer software licenses necessary to the operation of the Installed Pay Telephones.

     (g) Prepaid Expenses and Deposits. All prepaid expenses, utility deposits, security deposits, lease deposits and insurance premiums and AOS commissions relating to the Assets.

     (h) Advertising Agreements. All Advertising Agreements whether written or oral that provide for income to Seller resulting from advertising revenue produced from booths, enclosures or other sources.

     (i) Accounts Receivable. All accounts receivable attributable to periods after Closing. Seller shall provide such notification to payers regarding payment for amounts attributable to post Closing periods as Purchaser shall reasonably request. All accounts receivable attributable to periods prior to Closing shall remain the property of Seller and are not conveyed hereby.

     (j) Revenues. All revenues attributable to periods subsequent to Closing less expenses and charges attributable to such periods required by this Agreement to be paid prior to Closing.

          (k) Goodwill. The Seller shall assign to Purchaser at Closing all of Seller's interest in the business telephone numbers of Seller as set forth at
Exhibit 1-k.

     2.   CONSIDERATION.

          (a) Purchase Price. As consideration for the transfer and assignment of the Assets, Purchaser shall pay a total purchase price of $$$$$. The purchase price shall be allocated among the assets in accordance with Exhibit 2a. As required by applicable law and regulation, the parties agree that after Closing each shall file an Asset Acquisition Statement prepared pursuant to I.R.C.
(S)1060 on IRS Form 8594 consistent with said allocation.

          (b) Payment. Unless subject to modification as provided at (P)6(e) $$$$$ of the purchase price shall be paid at Closing by cashiers check, certified check, or wire transfer to the Seller as the Seller shall direct. An additional $$$$$, unless subject to modification as provided by (P)6(e), of the purchase price shall be paid at Closing into escrow and held and paid as set forth at (P)8. The escrowed amount of $$$$$, or $$$$$$ as the case may be, is held to secure the payment by Seller of those items specified in paragraphs, 3(a), 3(b), 3(c), 3(g), 3(h), 3(i), 3(l), 3(m), 3(n), 3(o), 3(q), 6(b), 6(c),
6(e), 11, 12, 14 and 15 of this Agreement.

     3.   REPRESENTATIONS AND WARRANTIES.

                    Seller's Representations and Warranties

          The Seller represents and warrants to the Purchaser that the following are true and correct as of the date hereof, and will be true and correct on the "Closing Date" (as hereafter defined) except as Seller may notify Purchaser prior to Closing in a signed writing. Any such notification prior to Closing which modifies any of the following representations and warranties shall, at the sole option of Purchaser, result in termination of this Agreement without any liability for such termination to Seller:

          (a) Taxes. No claim or liability is pending or has been assessed or asserted, or has been threatened against the Seller in connection with any taxes which are, or may, become a lien against the Assets. Seller shall provide such reasonable evidence as Seller may require in support of the warranty made by this paragraph.

          (b) Financial Information. The financial information regarding the Assets and business of Seller and all reports of revenues and expenses provided to the Purchaser are true, correct and complete and present fairly and accurately the true financial position, condition and results of operations of the business of Seller for the periods indicated. Such financial information has been prepared in accordance with generally accepted accounting principles on a basis consistently applied. To the best of Seller's knowledge no fact or condition exists, or is contemplated or threatened, which might have a material adverse effect on the business of Seller or the Assets.

          (c) No Finders or Brokers. No agent, broker or other person acting pursuant to the Seller' authority is entitled to make any claim against the Purchaser or the Seller for any commission or finder's fee in connection with the transactions contemplated by this Agreement.

          (d) Approval of Government Agencies. No approval of any governmental or administrative agency or authority is required as a condition to the execution and delivery of this Agreement by the Seller or its consummation of the transactions contemplated hereby.

          (e) Approval of Third Parties. No approval of any third party is required as a condition to the execution and delivery of this Agreement by the Seller or its consummation of the transactions contemplated hereby. The obligation for the receipt of any such approvals shall rest solely with Seller and is a condition precedent to Closing and payment.

          (f) No Prohibition Against Purchaser. The Seller is not a party to, or otherwise subject to, any agreement, indenture, instrument, lease, judgment or any other decree or any other regulation or demand of any government, bureau, board or agency which would prohibit the consummation of the transaction contemplated by his Agreement or would otherwise be breached or impaired by such consummation.

          (g) Title to Assets. The Seller is the owner of all the Assets and will convey the Assets to the Purchaser free and clear of all mortgages, pledges, liens (including liens for taxes), encumbrances, charges, claims, title retention agreements or other security interests or arrangements except as specifically provided herein. Purchaser shall assume no responsibility for any liability, claim or obligation of Seller arising prior to the date of Closing and otherwise only as provided in this Agreement.

          (h) Litigation. Seller has operated the Assets in compliance with all applicable laws, rules and regulations except as may be immaterial to this transaction. There are no actions, lawsuits or proceedings pending or threatened against the Seller in law or in equity, or before any governmental agency, that if determined adversely to the Seller would materially affect the Assets being sold hereunder or the business of Seller or that would bring into question the validity of this Agreement or any action taken or to be taken in accordance with or in connection with this Agreement.

          (i) Contractual Interests. The Location Agreements are in full force and effect. To the best of Seller's knowledge there are no existing defaults under these agreements on the part of Seller, which are, individually or in the aggregate, material to the operation of the Assets. The original of each Location Agreement, or a copy where no original is available, as scheduled at
Exhibit 1-b and associated documents have been furnished to the Purchaser. The Seller is not a party to any other material contract, agreement or understanding (whether oral or written) relating to the Assets or Location Agreements which has not been disclosed in writing to the Purchaser.

          (j) Fixed Assets and Inventory. The Assets conveyed by this Agreement are conveyed in an "as is" condition and no warranty as to condition or fitness is made except that Seller warrants that it has no knowledge of any condition or state of the Assets which would have a material adverse effect on the Assets.

          (k) Employment Agreements. Seller has no employment or consulting contracts relating to the Assets which will cause any lien to attach or charge to be imposed on or against the Assets.

          (l) Location Agreements. Seller warrants that as of the execution of this Agreement, it has no knowledge of any claims existing or contemplated against Seller whatsoever by the parties to the Location Agreements. Further, Seller warrants that it has no knowledge of any claims existing or contemplated by third parties relating to the use or operation of the Assets.

          (m) Payment of All Taxes. The Seller has paid, or will pay, on or prior to the Closing Date, all sales, excise, use, income or other taxes or similar charges due or to become due by Seller for all periods prior to Closing, the non-payment of which may subject Purchaser to liability, jointly or severally, in whole or in part for such amounts.

          (n) Noncancelability of Location Agreements. The Location Agreements are not terminable due to the execution of this Agreement or the performance of the terms hereof.

          (o) Payment of All Commissions. The Seller has paid, or will pay, on or prior to the Closing Date, all commissions due from Seller or attributable to periods prior to Closing under all Location Agreements.

          (p) Installed Pay telephone Keys. The Seller has delivered to the Purchaser, on or prior to the Closing Date, all keys to the Installed Pay telephones, including keys to the upper housing and lower housing, and there are no other keys or copies thereof held by any other parties, including employees of Seller.

          (q) Payment of Telephone Charges. The Seller has paid, or will pay, on or prior to the Closing Date all telephone bills and charges due from the Seller to the local exchange carrier, any interexchange carriers or to any other entity or party for services provided for all periods prior to Closing and attributable to the Assets.

          (r) Good Standing. Seller warrants that it has the legal capacity and authority to own and transfer property and to conduct business in all jurisdictions applicable to the transactions contemplated by this Agreement. Seller is in good standing in North Carolina. At or before Closing, Seller will provide Buyer a Certificate and Resolution in substantially the form attached hereto at Exhibit 3(r) evidencing Seller's authority for the transactions contemplated by this Agreement.


                   Purchaser's Representations and Warranties

     The Purchaser represents and warrants to the Seller that the following are true and correct as of the date hereof, and will be true and correct on the Closing Date except as Purchaser may notify Seller prior to Closing in a signed writing. Any such notification prior to Closing which modifies any of the following representations and warranties shall, at the sole option of Seller, result in termination of this Agreement without any liability for such termination to Purchaser:

          (s) No Finders or Brokers. No agent, broker or other person acting pursuant to the Purchaser's authority is entitled to make any claim against the Seller or the Purchaser for any commission or finder's fee in connection with the transactions contemplated by this Agreement.

          (t) Approval of Government Agencies. No approval of any governmental or administrative agency or authority is required as a condition to the execution and delivery of this Agreement by the Purchaser or its consummation of the transactions contemplated hereby.

          (u) Approval of Third Parties. No approval of any third party is required as a condition to the execution and delivery of this Agreement by the Purchaser or its consummation of the transactions contemplated hereby. The obligation for the receipt of any such approvals shall rest solely with Seller and is a condition precedent to Closing and payment.

          (v) No Prohibition Against Purchaser. The Purchaser is not a party to, or otherwise subject to, any agreement, indenture, instrument, lease, judgment or any other decree or any other regulation or demand of any government, bureau, board or agency which would prohibit the consummation of the transactions contemplated by his Agreement or would otherwise be breached or impaired by such consummation.

          (w) Corporate Standing. Telaleasing Enterprises, Inc. is a corporation duly organized and validly existing in good standing under the laws of the State of Illinois with full power an authority to own its properties and conduct its business as conducted.

          (x) Corporate Authority. This Agreement and the transactions contemplated hereby have been duly and validly authorized by Purchaser.

     4.  ACCESS TO RECORDS/VERIFICATION OF ASSETS.

          Seller has and will permit representatives of Purchaser full access to all the property, books, contracts, documents, records, reports, and data bases of Seller relating to the Assets and shall furnish such additional information concerning same as Purchaser or its agents may reasonably request. Purchaser and Seller agree that the basis for the establishment of the purchase price is the financial statements and accounting information previously provided and the number of Installed Pay telephones. If there is substantial deviation from these previous representations, the Purchaser may elect to terminate this Agreement without penalty or seek an adjusted purchase price from Seller prior to Closing.

     5.  DUE DILIGENCE.

          This Agreement shall be binding upon the parties effective as of the date of execution subject to verification, by the Purchaser, from information, records, documents and other items provided by the Seller sufficient to verify the factual basis for the warranties and representations made to it by the Seller herein. In the event during such review period information is made available to the Purchaser which is materially inconsistent with the representations or warranties contained herein, then Purchaser may deliver written notice prior to Closing terminating this Agreement without penalty or further obligation.


     6.  PRE-CLOSING TRANSITION MATTERS.

          (a) Implementation of Change With Owners. After Closing Seller shall fully cooperate with Purchaser, but only as specifically requested from time to time, in advising parties to the Location Agreements that the business of Seller is under new management as of the date of Closing and to advise them as to the manner in which to place requests for service in the future.

          (b) Non-Coin Long Distance. Seller is entitled to receive compensation for long distance traffic from 0+ and 0- traffic from Operator Service Providers. All such commissions, payments or other monies due and owing Seller attributable to periods prior to Closing shall be the property of Seller and shall be properly paid to Seller. This and any other property of Seller which may come into Purchaser's possession shall be promptly delivered by Purchaser to Seller. All such commissions, payments or other monies due and owing Seller attributable to periods after Closing shall be the property of Purchaser and shall be properly payable to Purchaser. This and any other property of Purchaser which may come into Seller's possession shall be promptly delivered by Seller to Purchaser. After Closing Seller shall provide such notification to payors regarding payment for amounts attributable to post Closing periods as Purchaser shall reasonably request. Seller agrees to assist as required in the implementation of any change of Long Distance provider requested by Purchaser after Closing Date subject to compliance with applicable regulations.

          (d) Coin. The parties shall allocate all pay telephone coin revenues by assigning to Buyer all uncollected coin in the pay telephone boxes on the Closing Date to Purchaser. Seller shall not accelerate or otherwise alter its normal collection practices to take advantage of this method of allocation.

          (c) Local Lines. After Closing Seller will cooperate in the transfer of local telephone company lines and services to Purchaser, as required.

          (d) Records and Rate Files. Seller shall cooperate with Purchaser in making available all rate files, databases and similar information prior to Closing to facilitate the transfer of the Installed Pay telephones to Buyer at Closing. Seller will cooperate in providing such records in a format and media convenient to Buyer.

          (e) Renew Month to Month Contracts. Location Agreements with respect to 20 Pay Telephones identified by reference to the Assigned Contract Numbers at
Exhibit 1(b) will, or have, expired prior to December 31, 1996, to wit: #67, #8, #24, #28, #79, #9, #13, #36, #41, #48, #49, #53, #60, #61,

#62, #63, #64, #66, #78 and #105. Seller Agrees hereby to obtain new Location Contracts with a minimum term of at least five years for each of the above designated locations prior to Closing. If Seller has not obtained the required renewals prior to Closing the additional sum of $1,000 per each Location for which a renewal has not been obtained prior to Closing, up to $20,000, shall be withheld from sums otherwise due to Seller at Closing and paid into escrow by Buyer until such renewals are obtained and presented by Seller to Buyer. To the extent that Seller is unable to obtain the required renewals on or before February 1, 1996, the Purchase Price shall be reduced by $1,0000 for each pay telephone location for which no renewal is obtained and such reduction shall be refunded to Buyer from the escrowed funds.

     7.  CLOSING.

          The transactions contemplated by this Agreement shall be consummated effective January 1, 1995 except as accelerated or extended by mutual, written agreement of the parties. Said date or accelerated or extended date shall be known herein as the "Closing Date" or the "Closing." The Seller and the Purchaser shall take the following actions on the Closing Date:

          (a) The Seller shall deliver to the Purchaser the following fully executed documents as a condition precedent to payment:

                          (i) A Bill of Sale substantially in the form as set forth at Exhibit 7-a-i transferring ownership of the Assets except for those items conveyed pursuant to (P) 7(a)(ii) and (P) 7(a)(iii)

                          (ii) An Assignment of the Location Agreements substantially in the form as set forth at Exhibit 7-a-ii;

                          (iii) All documents of Title relating to any
                     separately titled property, free and clear of liens and evidencing transfer of ownership to Purchaser;

                          (iv)  All originally executed Location Agreements;

                          (v) Such other documents as may be reasonably required to consummate and evidence the transactions and transfers contemplated by this Agreement as may be requested by Buyer.

          (b) The Purchaser shall pay the sums provided to Seller as set forth and in the manner provided by (P)2, (P)6(e) and (P)18.

          (c) Transfer of Assets. On or prior to Closing Seller shall deliver all of the Assets to Purchaser. Seller shall deliver all keys (and any copies thereof) to all Installed Pay telephones (both upper housing and lower housing keys).

          (d) Place of Closing. All transactions contemplated herein shall be consummated at Buyer's Tampa, Florida office or at such other places the parties may mutually determine in writing.

          (e) Exhibits. Any Exhibits not provided at the time of execution of this Agreement shall be provided at or prior to Closing as a condition precedent to Closing.

     8.   CONTINUING RELATIONSHIPS.

          The Seller agrees to use its reasonable efforts for a period not to exceed 90 days from Closing to assure an orderly transition and favorable business relationship between the Purchaser and Seller's existing phone customers and suppliers. Seller shall provide adequate training of personnel on the procedures of Seller's business. The Seller shall not, from and after the Closing Date, solicit orders from such customers. In addition, the Seller shall, from and after such time, direct to the Purchaser all inquiries from such customers and other persons regarding the business of Seller in South Carolina and North Carolina. The Seller shall, from and after the Closing Date, maintain the absolute confidentiality of all matters relating to the Assets and business for three (3) years following the Closing Date.

     9.   CONDUCT OF BUSINESS.

          From the date of this Agreement through the Closing Date, the Seller shall:

          (a) not enter into any material or unusual contracts affecting the business of Seller without the prior written consent of the Purchaser;

          (b) not create any security interests in any of the Assets.

          (c) continue to operate the business in a routine and regular fashion, not attempting to manipulate collections or payment to its advantage, including but not limited to coin collection from the Installed Pay telephones, commission payments to owners or payment of telephone company charges.

     10.  CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER.

          The obligations of the Purchaser to acquire the Assets in accordance with the terms of this Agreement and the obligations of Seller to sell the Assets shall be subject to the fulfillment on, or prior to, the Closing Date of each of the following conditions:

          (a) Accuracy of Representations. All representations and warranties of the Purchaser and Seller contained in this Agreement, and Exhibits hereto or otherwise made in writing pursuant to this Agreement shall be true and correct on as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

          (b) Performance of Obligations. The Seller and Purchaser shall have performed and complied with all of the obligations and conditions required by this Agreement to be performed or complied with by Seller and Purchaser on or prior to the Closing Date.

          (c) No Change of Condition and Due Diligence. The Assets shall not have been adversely affected in any way, directly or indirectly, which would affect Purchaser's operation or use of the Assets.

     11.  BULK TRANSFERS.

          The parties believe that the transactions contemplated by this Agreement are not subject to the bulk transfer laws and agree that Seller and Purchaser will not comply with the requirements of any applicable law dealing with the bulk transfer of assets. Seller agrees to indemnify and hold Purchaser harmless from any loss, expenses, costs (including legal fees and expenses) incurred by Purchaser from failure to so comply.

     12.  COMPLIANCE WITH TAX PROVISIONS.

          Seller agrees to indemnify and hold Purchaser harmless from and against any and all sales, excise, use, income or other taxes due as a result of this transaction and to pay such taxes, if any, when due.

     13.  ADDITIONAL INSTRUMENTS.

          The Seller agrees from time to time, upon the request of the Purchaser, to execute and deliver to the Purchaser such other instruments of sale, transfer, assignment and conveyance and to take such other action as the Purchaser may reasonably request to effectively vest ownership in the Purchaser of all of the Assets sold, transferred, assigned and conveyed hereunder.

     14.  EXPENSES.

          Each party hereto shall pay all expenses incurred by it in connection with the negotiation, execution and performance of this Agreement, whether or not the transactions contemplated herein are consummated, including the fees and expenses of the counsel and accountants of each. The Seller and Purchaser shall prorate as of the Closing Date all personal property taxes which may be assessed or levied on the Assets.

     15.  INDEMNIFICATION.

          The Seller agrees to indemnify the Purchaser fully and hold the purchaser harmless from and against and in respect of all demands, actions or causes of action, assessments, losses, damages, liabilities, judgments, costs and reasonable expenses (including interest and reasonable attorneys' fees) asserted against or incurred by the Purchaser arising out of a breach of any representation, warranty or agreement of the Seller contained in this Agreement or in any Exhibit hereto or arising out of any act or omission of the Seller prior to the Closing Date (except with respect of liabilities specifically assumed by the Purchaser).

     16.  SURVIVAL OF REPRESENTATION.

          All representations, warranties and agreements contained in this Agreement or any Exhibit hereto or made pursuant of the transactions contemplated by this Agreement shall survive the Closing Date for a period of five years from the Closing Date.

     17.  MISCELLANEOUS PROVISIONS.

          (a) Publicity. All notices to third parties and all other publicity concerning the transaction contemplated by this Agreement shall be planned and coordinated by Purchaser. Seller agrees not to make any public disclosure regarding this transaction without the prior written approval of Purchaser.

          (b) Effect of Headings. The subject headings of the articles, sections and paragraphs of this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

          (c) Counterparts. This Agreement may be executed simultaneously in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (d) Waiver of Compliance. Any failure of Purchaser, on the one hand, or Seller, on the other hand, to comply with any obligation, covenant, agreement or condition herein may be expressly waived in writing. Failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

          (e) Availability of Equitable Remedies. Since a breach of various provisions of this Agreement could not adequately be compensated by money damages, Seller or Purchaser, as the case may be, may obtain, in addition to any other remedy available to it, an injunction restraining such breach and specific performance of such provisions of this Agreement without proof of loss or imminent loss, and no bond or other security shall be required in connection therewith.

          (f) Parties in Interest. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any person other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third person to any party to this Agreement, nor shall any provision give any third person any right of subrogation or action over or against any party to this Agreement.

          (g) Binding on Successors. This Agreement shall be binding on, and inure to the benefit of, the parties to it and their respective heirs, legal representatives and successors.

          (h) Recovery of Litigation Costs. If any legal action, arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the party substantially prevailing shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, whether or not such action is brought to judgment, in addition to any other relief to which it may be entitled.

          (i) Full Disclosure. No representation or warranty made by any party hereto and no certificate or document furnished or to be furnished to any party hereto pursuant to this Agreement contains or will contain any untrue statement of a material fact or fails to contain information necessary to make the statements contained therein not misleading.

          (j) Exhibits. The exhibits referred to herein shall be attached hereto and are a part of this Agreement as if fully set forth herein.

          (k) Notices. All notices, requests, demands or other communications required or permitted hereunder shall be in writing and shall be deemed to have been delivered on the third day after posting by certified United States Mail, with postage prepaid:

     (1)  If to Purchaser:    Telaleasing Enterprises, Inc.
                              1429 Massaro Boulevard
                              Tampa, Florida  33619
                              Attn: Bob Hill

          With a copy to:     Davel Communications Group, Inc.
                              601 West Morgan
                              Jacksonville, IL  62650
                              Attn: T.C. Rammelkamp, Jr.

     (2)  If to Seller:       Capital Pay Phone Group, LLC.
                              P.O. Box 15668
                              Surfside Beach, SC  25577
                              Attn: Richard Sheridan

or to such other person or address as Purchaser shall furnish to the other parties hereto in writing.

          (l) Governing Law and Arbitration. This Agreement shall be governed and construed in accordance with the law of the State of North Carolina and its courts shall have jurisdiction of any matters arising hereunder. Any dispute arising out of this Agreement shall be submitted by the parties for arbitration in accordance with the rules and procedures of the American Arbitration Association.

          (m) Entire Agreement. This Agreement, including the exhibits and other documents referred to herein which form a part hereof, embodies the entire agreement and understanding or the parties hereto in respect to the subject matter contained herein. There are no restrictions, promises, warranties, covenants or understandings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties hereto.

          (n) Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

          (o) Non-Disclosure. Seller agrees that it shall not negotiate for the sale, trade or other transfer of any of the assets which are the subject of this Agreement after the execution of this Agreement and prior to the earlier of termination of the Agreement or Closing.

18. ESCROW PROVISIONS.

          On the date of Closing the amount determined in accordance with the provisions of (P) 6(e) and (P) 2(b) shall be paid into escrow account number 1304461 at Central Carolina Bank, 2008 East Highway 54, Durham, NC 27713 to secure payment of the items set forth at paragraphs 3(a), 3(b), 3(c), 3(g), 3(h), 3(i), 3(l), 3(m), 3(n), 3(o), 3(q), 6(b), 6(c), 6(e), 11, 12, 14 and 15 of
this Agreement. Upon receipt of renewed Location Contracts as required by
(P)6(e), $1,000 for each Pay Telephone renewed shall be released from Escrow, up to $20,000 upon joint certification by the parties to the escrow agent of such renewal. The escrow Agreement shall provide that both parties will submit full accountings to each other within 90 days of Closing at which time, upon written direction to the escrow agent signed by both parties, the escrow agent shall disburse all funds in accordance with said written direction. The terms of the Escrow Agreement shall be substantially as set forth at Exhibit 18.

19. GUARANTY.

     In accordance with the terms of the Guaranties attached hereto at Exhibits 19(1) - 19(4), Richard Sheridan, George Richards, Ben Bidini, Kevin O'Connel and Melicue Metts being all the owners or shareholders of Seller hereby fully guaranty, individually and severally, the performance of this Agreement in all of its particulars by Seller.


     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the day and year first above written.

PURCHASER:
                                                                     TELALEASING
                                      ENTERPRISES, INC., an Illinois Corporation

                                      ___________________________
                                      David Hill, Chairman
ATTEST:

___________________________
Theodore C. Rammelkamp, Jr.
Assistant Secretary

Seller:
                                                               CAPITAL PAY PHONE

                         GROUP, LLC


                         ____________________________________
                         Richard Sheridan,  Manager